Exhibit 99.2
1 November 15, 2010 Fiscal 2011 1st Quarter Conference Call

2 Cautionary Note Regarding Forward-Looking Statements This presentation contains forward looking statements under the safe harbor provisions of the US securities laws. These forward- looking statements are based on management's beliefs and assumptions and on information currently available to our management. Our management believes that these forward- looking statements are reasonable as and when made. However you should not place undue reliance on any such forward looking statements as these are subject to risks and uncertainties. Please refer to our press release and our SEC filings for more information regarding the use of forward looking statements.

3 Q1 2011 Highlights Focus on building operational capabilities to meet demand Construction of York facility nearing completion Preparing to transfer staff and automated assembly lines Unifill industrialization program remains on track Now have the products, production systems, people & partners Now entering phase of commercial production and supply Commencement of Unitract(tm)1mL syringe sales in U.S. Discussions accelerating with pharmaceutical partners

4 Richard Wieland Chief Financial Officer Q1 2011 Financial Data

5 Financial Data - Fiscal 1st Quarter 2011 Revenues of $3.5m, compared to $3.1m for 1Q 2010 Sanofi-aventis industrialization revenue decreased to $1.4m from $1.7m for 1Q 2010 due to timing of milestones Net loss of $7.2m, or $0.14 per diluted share, compared to $2.1m, or $0.06 per diluted share, for 1Q 2010 Share-based compensation increased $2.0m R&D increased $0.6m primarily for the Unifill syringe Employee related expenses increased $1.4m due to continued hiring key management and other personnel

6 Financial Data - Fiscal 1st Quarter 2011 (cont.) Adjusted net loss of $3.9m, or $0.07 per diluted share, compared to $0.7m or $0.02 per diluted share for 1Q 2010 Excludes approx. $3.4 million in share-based compensation expense, depreciation and amortization and interest expense Balance Sheet Data (As of September 30, 2010) Cash, cash equivalents and restricted cash of $16 million Includes $7.0 million of restricted cash to secure our bridge financing for York facility

7 York, PA Facility Financing Secured $18 million mortgage from Metro Bank of Harrisburg USDA Government guaranteed $10 million of mortgage Previously qualified for additional $5.4 million in grants and loans from the Commonwealth of Pennsylvania Total projected cost of the facility approx. $31 million

8 Q1 2011 Highlights Alan Shortall Chief Executive Officer

9 Unilife's York, PA Facility 165,000 sqf state-of-the-art facility nearing completion Capacity for up to 400m syringe units per year (Stage 1.)

10 Design, Clearing and Now

11 Operational Capabilities World-class manufacturing, environmental control and material handling systems Meets stringent pharma standards for primary drug containers 11 clean room suites totaling 21,600 sq ft ready in Q4 2010 Washing, siliconization and WFI systems ready for Mikron line Other amenities: microbiology lab, R&D center, quality inspection rooms and segregated warehouse

12 Loading bays complete Loading bays complete

13 Warehouse racking systems being installed

Final fit-out of offices Final fit-out of offices 14

15 Interior finishing underway Interior finishing underway

16 16 External finishing and landscaping

17 Approaching program completion Successfully met nine straight quarterly milestones ($22.5m) One quarterly milestone remaining Installation of factory qualified Mikron assembly line during first quarter of 2011 Commercial production during second quarter of 2011 World-class team with strong device and pharma expertise Pharma discussions accelerating Industrialization of Unifill Syringe

18 510k FDA approval for Unitract(tm) TB Commenced start of U.S. sales Appointment of IMCO, one of largest distributor co-operatives in the U.S. Discussions with other parties under way Unitract(tm) 1mL syringes

19 Annual Shareholder Meeting When: December 1, 2010, 3:30 p.m. ET Where: Intercontinental Hotel 111 East, 48th Street New York, New York Webcast: www.unilife.com Reminder to vote: CDIs / Australia by 8pm AEDT Friday November 26 Common Stock / U.S by 1am U.S. Eastern Standard Time Wednesday December 1

20 Questions